Exhibit 99.1

AITX's RAD Opens Q3 With Expanding Orders Across RIO, ROSA and SARA

Repeat Business Across Existing Relationships Demonstrates a Clear Path to Additional Sites, Solutions and Recurring Monthly Revenue

Detroit, Michigan, September 9, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced additional orders for two RIO™ 360 units, one RIO™ Mini, one ROSA™ and four SARA™ licenses supporting third-party cameras. Generated entirely through existing customer and channel partner relationships, the activity expands RAD's presence across additional sites and solutions while positioning the Company to add recurring monthly revenue (RMR) as deployments come online. The activity establishes early momentum as the Company enters the third quarter of its fiscal year ending February 28, 2027.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
EARN.
EXPAND.
REPEAT.
SECURE

Artist's depiction representing orders for 11 ROSAs, two RIOs and one TOM received by RAD during a single 24-hour period.

A major medical technology enterprise ordered an additional RIO 360 for a facility in the Midwest, extending its use of RAD solutions to another location. Separately, an existing customer in the spirits industry expanded its security program with a RIO 360, one ROSA and four SARA licenses for use with third-party cameras, demonstrating how a single RAD relationship can grow across sites, hardware platforms and software services.

The RIO Mini order was placed by an established RAD channel partner in Alaska for deployment in one of the country's most demanding operating environments. Its compact footprint, solar-powered architecture and integrated ROSA security capabilities make RIO Mini well suited for locations where severe weather, remote placement and limited infrastructure can complicate traditional security deployments. The order reflects the channel partner's continued confidence in RAD and the partner's understanding of how to configure the solution for Alaska's distinctive climate and daylight conditions.

"This is how durable RMR is built," said Troy McCanna, RAD's Chief Security Officer and Chief Revenue Officer. "We earn confidence with one deployment, then customers add another site, another device or another layer of SARA. Different markets, same pattern: prove the value, expand the relationship and grow recurring revenue."

"I love the sales velocity we are carrying into this quarter," said Steve Reinharz, CEO, CTO and founder of AITX and RAD. "Orders are coming from multiple directions, existing relationships are widening and our announcement pipeline is loaded. I could not be more excited about the pace we are building and what we expect to share next."

RMR is money earned from customers who pay for a subscription to a service or product. The Company's solutions are generally offered as a recurring monthly subscription, typically with a minimum 12-month subscription contract.

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD's solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the anticipated deployment and revenue-generating status of the units described above, the Company's ability to convert order intake into deployed systems, the repeatability of sales activity, the diversification of the Company's order activity,  the Company's objective of achieving positive monthly operating cash flow, and the statements attributed to the Company's officers, which are statements of present belief and opinion as of the date of this release. Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that definitive agreements relating to the ordered units are not executed, or are terminated or modified; delays or failures in manufacturing, international transportation, customs and import processing, customer site preparation, commissioning or acceptance; customer concentration; the risk that orders are cancelled, modified, terminated or not renewed; the risk that ordered units are not deployed or do not generate revenue as anticipated; the risk that no additional orders are received from the customers or channel partners described above; the Company's history of losses, negative working capital and stockholders' deficit, and the substantial doubt regarding its ability to continue as a going concern; the Company's dependence on variable-price equity and debt financing and the resulting dilution to stockholders; the Company's ability to fund its operations and scale production; and the other risks described in the Company's most recent Annual Report on Form 10-K and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. The Company does not qualify for the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

ADDITIONAL CAUTIONARY STATEMENTS

Statements of opinion and belief. Statements in this release regarding the suitability, performance or benefits of the Company's solutions, the strength of customer or channel partner relationships, and management's views of the Company's prospects are statements of opinion and belief as of the date of this release. They are not statements of historical fact, are not guarantees, and should not be relied upon as predictions of future results. The Company does not adopt, endorse, confirm or undertake to correct any statement, projection, estimate or opinion regarding the Company made by any analyst, investor, promoter, message board participant or other third party.

The Company's solutions are generally offered as a recurring monthly subscription, typically with a minimum 12-month subscription contract. RMR is an operating metric. It is not a financial measure prepared in accordance with GAAP, has not been reconciled to any GAAP measure in this release, and is not a substitute for revenue reported in the Company's financial statements. Subscriptions may be cancelled or modified, may not be renewed at the end of their initial terms and may be subject to non-payment. Accordingly, the Company cannot assure that any RMR associated with the orders described in this release will be billed, collected or recognized as revenue.

Operating metrics. References in this release to orders, order activity, units, licenses, deployments, subscriptions and recurring monthly revenue are operating information only. They are not revenue, bookings or backlog as those terms may be defined under GAAP, are not audited or reviewed, are subject to change, and are not reconciled to any financial measure presented in the Company's financial statements. Investors should rely only on the financial statements and disclosures contained in the Company's filings with the Securities and Exchange Commission.

Third-party information. Market size, industry and other third-party data referenced in this release, including the estimated size of the U.S. security and guarding services industry, are derived from third-party sources believed to be reliable but have not been independently verified by the Company. The Company makes no representation as to the accuracy or completeness of that information, and such estimates are inherently uncertain and subject to revision.

No offer; no investment advice. This release is for informational purposes only. It is not an offer to sell or a solicitation of an offer to buy any security, and it does not constitute investment, legal, tax or accounting advice. Any offer of securities will be made only by means of documents complying with, or exempt from, the registration requirements of the Securities Act of 1933, as amended.

No paid promotion. The Company has not paid, and has not agreed to pay, any person to promote the Company's securities in connection with this release, other than customary fees paid in the ordinary course of business to newswire distribution and public relations service providers. The Company is not responsible for any statement about the Company made by any person that is not contained in this release or in the Company's filings with the Securities and Exchange Commission.

Regulation FD. The Company discloses material information in accordance with Regulation FD through filings with the Securities and Exchange Commission, press releases and other broadly disseminated channels. Company personnel are not authorized to disclose material non-public information in response to individual inquiries, and nothing in this release should be understood to confirm, update or supersede any prior disclosure except as expressly stated.

Trademarks. AITX, RAD, RIO, ROSA, SARA, PURSUON and related names and logos are trademarks or service marks of the Company or its subsidiaries. All other trademarks referenced are the property of their respective owners, and their use in this release does not imply any affiliation with, sponsorship by, or endorsement by those owners.

Each of these orders was placed by an existing customer or an existing channel partner. The orders are subject to customary conditions, including credit approval, site preparation, delivery, installation, commissioning and customer acceptance, and may be delayed, reduced, modified or cancelled prior to deployment. If and when the ordered units are deployed and accepted, the Company expects them to contribute recurring monthly revenue (RMR); however, no assurance can be given that any ordered unit will be deployed or will generate any revenue. The orders described in this release are not material to the Company's results of operations or financial condition, individually or in the aggregate, and the Company does not expect them to have a material effect on its revenue, cash flow or results of operations for the quarter ending November 30, 2026 or any subsequent period. Order activity in any single period is not indicative of order activity, revenue or results for any future period.

The statements attributed to the Company's officers in this release are statements of the speaker's present belief and opinion as of the date of this release. They are not statements of historical fact, guarantees of future performance or predictions of future results. Order activity is not a measure of revenue, is not prepared in accordance with generally accepted accounting principles in the United States (GAAP), and should not be relied upon as a substitute for, or an indicator of, the Company's reported financial results.

CERTAIN INFORMATION REGARDING THE COMPANY'S FINANCIAL CONDITION

The information in this press release should be read together with the following. The Company has not been profitable in any fiscal year of its operating history. For the fiscal year ended February 28, 2026, the Company reported revenue of $7,745,336 and a loss from operations of $11,943,397, and its auditors issued a going concern qualification expressing substantial doubt about the Company's ability to continue as a going concern. As of February 28, 2026, total liabilities were approximately $58 million against total assets of approximately $9 million, resulting in a stockholders' deficit of approximately $49 million. The Company's cash on hand is not sufficient to fund operations for any extended period without additional financing, which may not be available on acceptable terms or at all and which is expected to be dilutive to existing stockholders. Investors should review the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2026, as amended, and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov, for a complete description of these matters.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/